Exhibit 3(b)

BYLAWS

OF

TCF FINANCIAL CORPORATION

As amended through May 21, 2005

BYLAWS OF

TCF FINANCIAL CORPORATION

(A Delaware Corporation)

ARTICLE I

Offices

SECTION 1.  Registered Office.  The registered office of the Corporation within the State of Delaware shall be in the City of Wilmington, County of New Castle.

SECTION 2.  Other Offices.  The Corporation may also have an office or offices other than said registered office at such place or places, either within or without the State of Delaware, as the Board of Directors shall from time to time determine or the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

SECTION 1.  Place of Meetings.  All meetings of the stockholders for the election of directors or for any other purpose shall be held at any such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver thereof.

SECTION 2.  Annual Meeting.  The annual meeting of stockholders, commencing with the year 1988, shall be held at 10:00 o’clock A.M. on the fourth Wednesday of April, if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday at 10:00 o’clock A.M., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver thereof.  At such annual meeting, the stockholders shall elect by a plurality vote a class of directors of the Board of Directors from among those nominated in conformance with the procedures set forth in these Bylaws and transact such other business as may properly be brought before the meeting.

SECTION 3.  Special Meetings.  Special meetings of stockholders may be called as provided in Article 10 of the Certificate of Incorporation.

SECTION 4.  Notice of Meetings.  Except as otherwise expressly required by statute, written notice of each annual and special meeting of stockholders stating the date, place and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote thereat not less than ten nor more than fifty days before the date of the meeting.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.  Notice shall be given personally or by mail and, if by mail, shall be sent in a postage prepaid envelope, addressed to the stockholder at his or her address as it appears on the records of the Corporation. Notice by mail shall be deemed given at the time when the same shall be deposited in the United States mail, postage prepaid.  Whenever notice is required to be given under any provision of statute or the Certificate of Incorporation of the Corporation or these Bylaws, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, an annual or special meeting of stockholders need be specified in any written waiver of notice.

                SECTION 5.  List of Stockholders.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city, town or village where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not specified, at the place where the meeting is to be held.  The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 6.  Quorum, Adjournments.  The holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, except as otherwise provided by statute or by the Certificate of Incorporation.  If, however, such quorum shall not be present or represented by proxy at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy.  At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called.  If the adjournment is for more than thirty days, or, if after adjournment a new record date is set, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 7.  Organization.  At each meeting of stockholders, the Chairman of the Board, if one shall have been elected, or, in his or her absence or if one shall not have been elected, the President or any person designated by the Chairman of the Board or President, shall act as chairman of the meeting.  The Secretary or, in his or her absence or inability to act, the person whom the chairman of the meeting shall appoint as secretary of the meeting shall act as secretary of the meeting and keep the minutes thereof.

SECTION 8.  Order of Business.  All meetings of stockholders shall be conducted in accordance with such rules as are prescribed by the chairman of the meeting.  The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

SECTION 9.  Voting.  Except as otherwise provided by statute, the Certificate of Incorporation or any resolution of the Board of Directors establishing any class or series of Preferred Stock, each stockholder of the Corporation shall be entitled at each meeting of stockholders to one vote for each share of capital stock of the Corporation standing in such person’s name on the record of stockholders of the Corporation:

(a)           on the date fixed pursuant to the provisions of Section 7 of Article V of these Bylaws as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or

(b)           if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given, or, if notice is waived, at the close of business on the date next preceding the day on which the meeting is held.

Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him or her by a proxy signed by such stockholder or his or her attorney-in-fact, but no proxy shall be voted after eleven months from its date.  Any such proxy shall be delivered to the secretary of the meeting at or prior to the time designated in the order of business for so delivering such proxies. Except in the election of directors, when a quorum is present at any meeting, the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.  Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by such person’s proxy, if there be such proxy, and shall state the number of shares voted.

SECTION 10.  Voting by the Corporation.  Shares of its own capital stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes.  Nothing in this section shall be construed as limiting the right of the Corporation to vote stock, including but not limited to its own stock, held by it or by any of its subsidiaries in a fiduciary capacity.

SECTION 11.  Inspectors.  The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof.  If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability.  The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.  On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them.  No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

SECTION 12.  Action by Consent.  The stockholders of the Corporation may take action by written consent only in accordance with the provisions of the Certificate of Incorporation of the Corporation.

SECTION 13.  Stockholder Nominations; Business to Be Brought Before the Meeting.

(a)           Stockholder Nominations. Nominations of candidates for election as directors at an annual meeting of stockholders may be made (i) by, or at the direction of, a majority of the Personnel Committee of the Board of Directors or (ii) by any stockholder of record entitled to vote at such annual meeting. Only persons nominated in accordance with procedures set forth in this Section 13(a) shall be eligible for election as directors at an annual meeting.

Nominations, other than those made by, or at the direction of, a majority of the Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 13(a).  To be timely, a stockholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the date of the scheduled annual meeting, regardless of postponements, deferrals, or adjournments of that meeting to a later date; provided, however, that if less than seventy (70) days’ notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made.  Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Corporation’s equity securities which are beneficially owned (as such term is defined in Rule 13d-3 or 13d-5 under the Securities Exchange Act of 1934 as in effect on January 1, 1987 (the “Exchange Act”)) by such person on the date of such stockholder notice and

(d) any other information relating to such person that would be required to be disclosed pursuant to Schedule 13D under the Exchange Act in connection with the acquisition of shares, and pursuant to Regulation 14A under the Exchange Act, in connection with the solicitation of proxies with respect to nominees for election as directors, regardless of whether such person is subject to the provisions of such regulations, including, but not limited to, information required to be disclosed by Items 4(b) and 6 of Schedule 14A under the Exchange Act and information which would be required to be filed on Schedule 14B under the Exchange Act with the Securities and Exchange Commission; and (ii) as to the stockholder giving the notice (a) the name and address, as they appear on the Corporation’s books, of such stockholder and any other stockholder who is a record or beneficial owner of any equity securities of the Corporation and who is known by such stockholder to be supporting such nominee(s) and (b) the class and number of shares of the Corporation’s equity securities which are beneficially owned, as defined above, and owned of record by such stockholder on the date of such stockholder notice and the number of shares of the Corporation’s equity securities beneficially owned and owned of record by any person known by such stockholder to be supporting such nominee(s) on the date of such stockholder notice.  At the request of a majority of the Directors, any person nominated by, or at the direction of, the Board of Directors for election as a director at an annual meeting shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

No person shall be elected as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 13(a).  Ballots bearing the names of all the persons who have been nominated for election as directors at an annual meeting in accordance with the procedures set forth in this Section 13(a) shall be provided for use at the annual meeting.

A majority of the Directors may reject any nomination by a stockholder not timely made in accordance with the requirements of this Section 13(a).  If a majority of the Directors determines that the information provided in a stockholder’s notice does not satisfy the informational requirements of this Section 13(a) in any material respect, the Secretary of the Corporation shall promptly notify such stockholder of the deficiency in the notice.  The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within five (5) days from the date such deficiency notice is given to the stockholder, or such shorter time as may be reasonably deemed appropriate by a majority of the Directors, taking into consideration the date of the meeting, the matters to be brought before the meeting, time constraints for the printing and mailing of proxies and other materials to stockholders, and such other considerations as may be deemed appropriate by the Directors.  If the deficiency is not cured within such period, or if a majority of the Directors reasonably determines that the additional information provided by the stockholder, together with the information previously provided, does not satisfy the requirements of this Section 13(a) in any material respect, then the Board of Directors may reject such stockholder’s nomination.  The Secretary of the Corporation shall notify a stockholder in  writing whether his or her nomination has been made in accordance with the time and informational requirements of this Section 13(a).  Notwithstanding the procedure set forth in this Section 13(a), if the majority of the Directors does not make a determination as to the validity of any nominations by a stockholder, the chairman of the annual meeting shall determine and declare at the annual meeting whether a nomination was not made in accordance with the terms of this Section 13(a).  If the chairman of such meeting determines that a nomination was not made in accordance with the terms of this Section 13(a), he or she shall so declare at the annual meeting and the defective nomination shall be disregarded.

(b)           Business to Be Brought Before the Meeting.  At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon as shall have been brought before the annual meeting (i) by, or at the direction of, the majority of the Directors, or (ii) by any stockholder of the Corporation who complies with the notice procedures set forth in this Section 13(b).  For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than seventy (70) days’ notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made.  A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and any other stockholder who is the record or Beneficial Owner (as defined in Section 13(a) of these Bylaws) of any equity security of the Corporation known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the Corporation’s equity securities which are beneficially owned (as defined in Section 13(a) of these Bylaws) and owned of record by the stockholder giving the notice on the date of such stockholder notice and by any other record or Beneficial Owners of the Corporation’s equity securities known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (iv) any financial or other interest of the stockholder in such proposal.

A majority of the Directors may reject any stockholder proposal not timely made in accordance with the terms of this Section 13(b).  If a majority of the Directors determines that the information provided in a stockholder’s notice does not satisfy the informational requirements of this Section 13(b) in any material respect, the Secretary of the Corporation shall promptly notify such stockholder of the deficiency in the notice.  The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five days from the date such deficiency notice is given to the stockholder, as the majority of the Directors shall reasonably determine.  If the deficiency is not cured within such period, or if the majority of the Directors determines that the additional information provided by the stockholder, together with information previously provided, does not satisfy the requirements of this Section 13(b) in any material respect, then a majority of the Directors may reject such stockholder’s proposal.  The Secretary of the Corporation shall notify a stockholder in writing whether such person’s proposal has been made in accordance with the time and information requirements of this Section 13(b).  Notwithstanding the procedures set forth in this paragraph, if the majority of the Directors does not make a determination as to the validity of any stockholder proposal, the chairman of the annual meeting shall determine and declare at the annual meeting whether the stockholder proposal was made in accordance with the terms of this Section 13(b).  If the chairman of such meeting determines that a stockholder proposal was not made in accordance with the terms of this Section 13(b), he or she shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

ARTICLE III

Board of Directors

SECTION 1.  General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.  The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the stockholders. The Board of Directors shall designate, when present, either the Chairman of the Board, if one has been elected, the Vice Chairman, or any other member of the Board of Directors, to preside at its meetings.

SECTION 2.  Number, Qualifications, Election and Term of Office. As provided in Article 7.A of the Articles of Incorporation the number of Directors of the Corporation shall be set from time to time by the then serving Continuing Directors of the Corporation, as defined in Article 8 of the Certificate of Incorporation of the Corporation.  Directors need not be stockholders.  Nominations of candidates for election as Directors shall be made pursuant to the procedures set forth in Article II, Section 13(a) of these Bylaws.

SECTION 3.  Place of Meetings.  Meetings of the Board of Directors shall be held at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting.

SECTION 4.  Annual Meeting.  The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given.  In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such other time or place (within or without the State of Delaware) as shall be specified in a notice thereof given as hereinafter provided in Section 7 of this Article III.

SECTION 5.  Regular Meetings.  Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may fix.  If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same time and place on the next succeeding business day.  Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these Bylaws.

SECTION 6.  Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board, if one shall have been elected, the Vice Chairman or by a majority of both the directors and the Continuing Directors of the Corporation as such term is defined in Article 8 of the Certificate of Incorporation of the Corporation.  Except as otherwise limited by statute, the Certificate of Incorporation of the Corporation or these Bylaws, the persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by such person or persons.

SECTION 7.  Notice of Meetings.  Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 7, in which notice shall be stated the time and place of the meeting. Except as otherwise required by these Bylaws, such notice need not state the purposes of such meeting.  Notice of each such meeting shall be mailed, postage prepaid, to each director, addressed to him or her at his or her residence or usual place of business, by first class mail, at least two days before the day on which such meeting is to be held, or shall be sent addressed to him or her at such place by telegraph, cable, telex, telecopier or other similar means, or be delivered to him personally or be given to him or her by telephone or other similar means, at least twenty-four hours before the time at which such meeting is to be held.  Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting, except when he or she shall attend for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 8.  Quorum and Manner of Acting.  A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and, except as otherwise expressly required by statute or the Certificate of Incorporation or these Bylaws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.  In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting to another time and place.  Notice of the time and place of any such adjourned meeting shall be given to all of the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the directors who were not present thereat.  At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.  The directors shall act only as a Board and the individual directors shall have no power as such, other than acting as a member of the Board of Directors or a committee thereof.

SECTION 9.  Organization.  At each meeting of the Board of Directors, the Chairman of the Board, if one shall have been elected, or, in the absence of the Chairman of the Board or if one shall not have been elected, the Vice Chairman, if present, and if not present, another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside thereat. Each meeting of the Board of Directors shall be conducted in accordance with such rules as are prescribed by the presiding officer of the meeting.  The Secretary or, in his or her absence, any person appointed by the chairman of the meeting shall act as secretary of the meeting and keep the minutes thereof.

SECTION 10.  Resignations.  Any Director of the Corporation may resign at any time by giving written notice of his or her resignation to the Chairman of the Board or the Vice Chairman, and to the Secretary of the Corporation.  Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt.  Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 11.  Vacancies.  Vacancies on the Board of Directors shall be filled in accordance with the procedures described in the Certificate of Incorporation.

SECTION 12.  Age Limitation.  No person shall be nominated or re-nominated for director if that person has attained the age of 70.

SECTION 13.  Compensation.  The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors and any advisory directors for services to the Corporation in any capacity.

SECTION 14.  Committees.

(a)           Appointment.  The Board of Directors, by resolution duly adopted by a majority of the Board, may designate one or more directors to constitute an Executive Committee, provided that at least one-third of the members of the Executive Committee shall not be full time employees of the Corporation.  The designation of any Executive Committee pursuant to this Article III, Section 14 and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any director, of any responsibility imposed by law or regulation.  The Board of Directors, by resolution duly adopted by a majority of the Board, may designate not fewer than three directors who are not employees of the Corporation or any of its subsidiaries to constitute an Audit Committee.

(b)           Other Committees.  The Board of Directors may by resolution establish any other committees composed of directors as they may determine necessary or appropriate for the conduct of the business of the Corporation and may prescribe the duties, constitution and procedures thereof.  Any committee so established shall have and may exercise all of the authority granted to it by the resolution establishing such committee.

(c)           Authority.  The Executive Committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors.  The Audit Committee shall recommend selection of and approve services to be provided by the independent auditors for the Corporation, and shall review matters pertaining to the audit, systems of internal control, and accounting policies and procedures, and shall direct and supervise investigations into matters within the scope of its duties.

(d)           Limitations on Authority.  Notwithstanding any other provision of these bylaws, neither the Executive Committee nor the Audit Committee or any other committee established by the Board of Directors shall have the power (i) to amend the Certificate of Incorporation of the Corporation (except, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors of the Corporation, that a committee may fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange or such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series); (ii) to adopt an agreement of merger or consolidation; (iii) to recommend to the stockholders of the Corporation the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, or to recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution; (iv) to amend these bylaws; and (v) in the absence of specific authorization in these Bylaws, the Certificate of Incorporation of the Corporation or resolution of the Board of Directors establishing such committee, to declare a dividend, authorize the issuance of stock or adopt a certificate of ownership and merger; and that such committee’s powers shall be further limited to the extent, if any, that such authority shall be limited by the resolution appointing such committee, by statute, by the Certificate of Incorporation of the Corporation, or by these Bylaws.

(e)           Tenure.  Subject to the provisions of these Bylaws, each member of the Executive Committee and Audit Committee shall hold office until the next regular annual meeting of the Board of Directors following his or her designation and until a successor is designated as a member of such Committee.

(f)            Meetings.  Regular meetings of the Executive Committee and the Audit Committee may be held without notice at such times and places as such Committees may fix from time to time.  Special meetings of such Committees may be called by any member thereof upon notice given not less than twenty-four hours prior to the meeting stating the place, date, and hour of the meeting, which notice may be written or oral.  Any member of the Executive or Audit Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person.  The notice of a meeting of the Executive or Audit Committee need not state the business proposed to be transacted at the meeting.

(g)           Quorum.  A majority of the members of the Executive or Audit Committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the Executive or Audit Committees must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

(h)           Vacancies.  Any vacancy in the Executive or Audit Committee may be filled by resolution duly adopted by a majority of the Board of Directors.

(i)            Resignations and Removal.  Any member of the Executive Committee or Audit Committee may be removed at any time with or without cause by resolution duly adopted by a majority of the Board of Directors.  Any member of either Committee may resign from such Committee at any time by giving written notice to the Chairman of the Board, the Vice Chairman or the Secretary of the Corporation.  Unless otherwise specified therein, such resignation shall take effect upon its receipt.  The acceptance of such resignation shall not be necessary to make it effective.

(j)            Procedure.  The Executive Committee, Audit Committee and any other committee established by the Board of Directors shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these Bylaws or the resolution adopted by the Board of Directors establishing such committee.  It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have occurred.

SECTION 15.  Action by Consent.  Unless restricted by the Certificate of Incorporation, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee, as the case may be.

SECTION 16.  Telephonic Meeting.  Unless restricted by the Certificate of Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

SECTION 17.  Presumption of Assent.  A director of the Corporation who is present at a meeting of the Board of Directors at which action on any matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation within ten days after the date a copy of the minutes of the meeting is received.  Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICLE IV

Officers

SECTION 1.

(a)           Number and Qualifications.  The officers of the Corporation shall be elected by the Board of Directors and shall include the Chairman of the Board and Chief Executive Officer, the Vice Chairman of the Board, the President, the Secretary and the Treasurer.  If the Board of Directors wishes, it may also elect other officers (including, without limitation, a Chief Operating Officer, a Controller, a General Counsel, one or more Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries) as may be necessary or desirable for the business of the Corporation.  The Board of Directors may designate one or more Vice Presidents as Executive Vice President, First Vice President, Senior Vice President or Assistant Vice President.  Any two or more offices may be held by the same person, and no officer except the Chairman of the Board need be a director.  Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified, or until his or her death, or until he or she shall have resigned or have been removed, as hereinafter provided in these Bylaws.

(b)           Chairman. The Board of Directors may, if it wishes, elect a non-employee director as the Chairman of the Board, in which case the Board shall also elect a separate Chief Executive Officer who is an employee of the Corporation. If the Board of Directors elects a non-employee Chairman, such Chairman shall perform such duties and possess such powers as are assigned by the Board of Directors. Unless otherwise provided by the Board of Directors, the Chairman shall preside at all meetings of the stockholders and at all meetings of the Board of Directors.

SECTION 2.  Resignations.  Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Corporation.  Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon receipt.  Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

SECTION 3.  Removal.  Any officer of the Corporation may be removed, either with or without cause, at any time, by the Board of Directors at any meeting thereof.  Any removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed.

SECTION 4.  Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification, or other cause may be filled by a vote of the majority of the Board of Directors.

SECTION 5.  Officers’ Bonds or Other Security.  If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his or her duties, in such amount and with such surety as the Board of Directors may require.

SECTION 6.  Compensation.  The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors.  An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he or she is also a director of the Corporation.

ARTICLE V

Stock Certificates and Their Transfer

SECTION 1.  Stock Certificates.  Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman or Vice Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him or her in the Corporation.  If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restriction of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue  to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

SECTION 2.  Facsimile Signatures.  Any or all of the signatures on a certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

SECTION 3.  Lost Certificates.  The Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed.  When authorizing such issue of a new certificate or certificates, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond in such sum as it may direct sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 4.  Transfers of Stock.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its records; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer.  Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

SECTION 5.  Transfer Agents and Registrars.  The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

SECTION 6.  Regulations.  The Board of Directors may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

SECTION 7.  Fixing the Record Date.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE VI

General Provisions

SECTION 1.  Dividends.  Subject to the provisions of statute and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting.  Dividends may be paid in cash, in property or in shares of capital stock of the Corporation (Common or Preferred), unless otherwise provided by statute or the Certificate of Incorporation.

SECTION 2.  Reserves.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may, from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors may think conducive to the interests of the Corporation.  The Board of Directors may modify or abolish any such reserves in the manner in which it was created.

SECTION 3.  Seal.  The seal of the Corporation shall be in such form as shall be approved by the Board of Directors.

SECTION 4.  Fiscal Year.  The fiscal year of the Corporation shall be fixed, and once fixed, may thereafter be changed, by resolution of the Board of Directors.

SECTION 5.  Checks, Notes, Drafts, Etc.  All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

SECTION 6.  Execution of Contracts, Deeds, Etc.  The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

SECTION 7.  Voting of Stock in Other Corporations.  Unless otherwise provided by resolution of the Board of Directors, the Chairman or Vice Chairman of the Board or the President, from time to time, may (or may appoint one or more attorneys or agents to) cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation.  If one or more attorneys or agents are appointed, the Chairman or Vice Chairman of the Board or the President may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent.  The Chairman or Vice Chairman of the Board or the President may, or may instruct the attorneys or agents appointed to, execute or cause to be executed in the name and on behalf of the Corporation and under its seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the circumstances.

ARTICLE VII

Indemnification

SECTION 1.  Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was an employee or agent of the Corporation or a subsidiary thereof, or is or was serving at the request of the Corporation as an employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as an employee or agent or in any other capacity while so serving, may be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, the  right to indemnification shall be retroactive only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law prior to such amendment permitted the Corporation to provide), against all expense, liability and loss (including, without limitation, attorneys’ fees and related disbursements, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification may continue as to a person who has ceased to be an employee or agent and may inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation may indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.  The right to indemnification conferred in this Section 1 shall be a contract right and may include the right to be paid the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by an employee or agent in his or her capacity as an employee or agent (and not in any other capacity in which service was or is rendered by such person while an employee or agent, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding may be made, if required by the Board of Directors, upon delivery to the Corporation of an undertaking, by or on behalf of such employee or agent, to repay all amounts so advanced if it shall ultimately be determined that such employee or agent is not entitled to be indemnified under this Section 1 or otherwise.

SECTION 2.  Indemnification Not Exclusive.  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or these Bylaws of the Corporation, agreement, vote of stockholders or disinterested directors, or otherwise.

SECTION 3.  Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any employee or agent of the Corporation or a subsidiary thereof, another corporation, partnership, joint venture, trust or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

ARTICLE VIII

Amendments

These Bylaws may be amended or repealed or new bylaws adopted as provided in the Certificate of Incorporation of the Corporation.

SECRETARIAL CERTIFICATION

OF THE

BOARD OF DIRECTORS

OF

TCF FINANCIAL CORPORATION

February 26, 2007

***********************************************************************************************************

RE:  Approve Bylaw Amendment to Eliminate Mandatory Retirement Age

WHEREAS, the Board of Directors has authority under Article 11 of the Restated Certificate of Incorporation to amend the Bylaws;

                NOW, THEREFORE, BE IT HEREBY

                RESOLVED, that Article III, Section 12 (“Age Limitation”) of the Restated Bylaws is hereby amended to delete the text indicated and reserve the section:

SECTION 12.  ~~Age Limitation.  No person shall be nominated or renominated for director if that person has attained the age of 70.~~ {Reserved}

I, Gregory J. Pulles, Secretary of TCF Financial Corporation do hereby certify that the foregoing is a true and correct copy of an amendment duly adopted by the unanimous written consent of the Board of Directors of TCF Financial Corporation effective February 26, 2007 and that the unanimous written action has not been modified or rescinded as of the date hereof.

Dated:  February 26, 2007

(Corporate Seal)

/s/ Gregory J. Pulles
Gregory J. Pulles, Secretary

SECRETARIAL CERTIFICATION

BOARD OF DIRECTORS

OF

TCF FINANCIAL CORPORATION
October 15, 2007

*****************************************************************

RE:  Amendment of the Bylaws to Authorize Direct Registration of Shares

WHEREAS, this Board has authority under Article 11 of the Restated Certificate of Incorporation to amend the Bylaws; and

WHEREAS, the New York Stock Exchange (“NYSE”) has adopted Rule 501.00 requiring all listed companies to convert to a direct registration (book entry) system for their shares by January 1, 2008 and the Board wishes to amend the Bylaws to authorize such a direct registration system;

NOW, THEREFORE, BE IT HEREBY

RESOLVED, that Article V, Section 1 (“Stock Certificates”) of the Restated Bylaws is hereby amended to read as follows:

ARTICLE V - STOCK CERTIFICATES, UNCERTIFICATED SHARES AND THEIR TRANSFER

SECTION 1. STOCK CERTIFICATES, UNCERTIFICATED SHARES. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman or Vice Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him or her in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restriction of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

                Shares of the Corporation’s capital stock may also be evidenced by registration in the holder’s name in uncertificated, book-entry form on the books of the Corporation in accordance with a direct registration system approved by the Securities and Exchange Commission and by any securities exchange on which the stock of the Corporation may from time to time be traded.

Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this section or §§ 156, 202(a) or 218(a) of the General Corporation Law of the State of Delaware or with respect to this section a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Dated:    October 17, 2007

(Corporate Seal)

/s/ Gregory J. Pulles
Gregory J. Pulles, Secretary